Exhibit 4.2

Execution Version

This FIRST SUPPLEMENTAL INDENTURE, dated as of November 21, 2018 (this “Supplemental Indenture”), is entered into among Bristow Group Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature pages hereto (the “Guarantors”), and U.S. Bank National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent entered into that certain Indenture, dated as of March 6, 2018 (the “Indenture”), pursuant to which the Company has issued $350,000,000 principal amount of 8.75% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, Section 10.02 of the Indenture provides that the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, in accordance with Section 10.02 of the Indenture, the Company has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to amend the Indenture as set forth herein, which consents have not been withdrawn;

WHEREAS, the Company, pursuant to the foregoing authority, desires to amend the Indenture in certain respects as set forth herein and has requested the Trustee and the Collateral Agent join with it in the execution and delivery of this First Supplemental Indenture;

WHEREAS, in accordance with Sections 1.04 and 10.07 of the Indenture, the Company has delivered to the Trustee and the Collateral Agent an Opinion of Counsel and an Officers’ Certificate, each to the effect that this Supplemental Indenture is authorized or permitted by the Indenture and all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things prescribed by the Indenture necessary to make this Supplemental Indenture a valid and legally binding instrument according to its terms, and a valid and legally binding supplement to the Indenture have been done and performed;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders (as defined in the Indenture):

ARTICLE I

SECTION 1.01.     This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

SECTION 1.02.     This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent, but will become operative only upon the payment of the Consent Payment (as such term is defined in the Consent Solicitation Statement of the Company dated November 13, 2018 (the “Consent Solicitation Statement”)); if the Consent Payment is not paid pursuant to the Consent Solicitation Statement, this Supplemental Indenture shall be deemed revoked retroactively to the date hereof.

ARTICLE II

SECTION 2.01.     Amendment.

Subject to Section 1.02 hereof, Section 2.01 of the Indenture is hereby amended by amending and restating the proviso at the end of the definition of “Excluded Assets” to read as follows:

“provided that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets that would otherwise constitute Collateral (unless such proceeds, products, substitutions or replacements constitute Excluded Assets); provided further that, notwithstanding the foregoing, “Excluded Assets” shall include all Proceeds (as defined in the Security Agreement dated as of March 6, 2018 among the Collateral Agent, the Company and the Guarantors party thereto, as in effect as of November 13, 2018, mutatis mutandis), products, offspring, profits, substitutions and replacements of, and all rights and privileges of the Company or any Guarantor with respect to, any assets or Equity Interests of Unrestricted Subsidiaries, in each case included or required or purported to be included in any pledge of such assets or Equity Interests of Unrestricted Subsidiaries to secure other Indebtedness for so long as such pledge has not been released by the pledgee thereof in writing or pursuant to an automatic release provision in a written agreement.”

ARTICLE III

SECTION 3.01.     Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

SECTION 3.02.     Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

SECTION 3.03.     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.04.     The parties hereto may sign any number of counterparts of this Supplemental Indenture. Each signed counterpart shall be an original, but all of such executed counterparts together shall represent the same agreement. Delivery of an executed signature page to this Supplemental Indenture by facsimile or electronic transmission (i.e., .pdf or .tif) shall be as effective as delivery of a manually executed counterpart of this Supplemental Indenture.

SECTION 3.05.     The Recitals to this Supplemental Indenture are not contractual undertakings of any party. Neither the Trustee nor the Collateral Agent assumes any responsibility for the correctness of the same, nor does the Trustee or the Collateral Agent make any representations as to, and shall not be responsible for, the validity or sufficiency of this Supplemental Indenture.

SECTION 3.06      All agreements of the Company, the Guarantors, the Trustee and the Collateral Agent in this Supplemental Indenture and in the Indenture shall bind their respective successors and assigns, whether or not so expressed.

SECTION 3.07      Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

SECTION 3.08     The section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE COMPANY

BRISTOW GROUP INC.

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer

GUARANTORS

BRISTOW U.S. LLC

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Manager

BRISTOW ALASKA INC.
BRISTOW HELICOPTERS INC.
BHNA HOLDINGS INC.
BRISTOW U.S. LEASING LLC

By:	/s/ Geoffrey L. Carpenter
Name:	Geoffrey L. Carpenter
Title:	Vice President and Treasurer

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:	/s/ Susan C. Chadbourne
Name:	Susan C. Chadbourne
Title:	Vice President

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE